Exhibit 99.1

                         TRANSFER AND PURCHASE AGREEMENT

                                  by and among

                               TRENWICK GROUP LTD.

                               LASALLE RE LIMITED

                             (the "Seller Parties")

                                       and

                       ENDURANCE SPECIALTY INSURANCE LTD.

                               (the "Purchaser")

                            dated as of May 16, 2002

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                               TABLE OF CONTENTS
                                                                            Page

ARTICLE I DEFINITIONS.........................................................1

    Section 1.1  Definitions..................................................1
    Section 1.2  Interpretation...............................................4

ARTICLE II SALE AND PURCHASE OF TRANSFER OF ASSETS............................5

    Section 2.1  Sale and Purchase of Transferred Assets......................5
    Section 2.2  Assignment of Contracts......................................5
    Section 2.3  Employees....................................................5
    Section 2.4  Retrocession Agreement.......................................5
    Section 2.5  Administrative Services Agreement............................6
    Section 2.6  Assignment of Recoverables...................................6
    Section 2.7  Purchase Price...............................................6
    Section 2.8  Closing Statement of Business................................7
    Section 2.9  No Liabilities...............................................8
    Section 2.10 Post-Closing Adjustments.....................................8
    Section 2.11 Closing Date.................................................8
    Section 2.12 Proceedings at Closing.......................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES..............8

    Section 3.1  Organization and Good Standing...............................8
    Section 3.2  Authorization of Agreement...................................9
    Section 3.3  Governmental Authorization...................................9
    Section 3.4  Conflicts; Consents of Third Parties.........................9
    Section 3.5  Absence of Certain Changes..................................10
    Section 3.6  Contracts...................................................11
    Section 3.7  Litigation..................................................11
    Section 3.8  Compliance with Laws........................................11
    Section 3.9  Properties and Assets.......................................11
    Section 3.10 Regulatory Filings..........................................12
    Section 3.11 Employee Matters............................................12
    Section 3.12 Reinsured Contracts.........................................12
    Section 3.13 Books and Records...........................................13
    Section 3.14 Certain Fees................................................13
    Section 3.15 Solvency; Adequate Capitalization; Ability to Pay Debts.....13
    Section 3.16 No Other Representations or Warranties......................13
    Section 3.17 Disclosure..................................................13

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE PURCHASER...................13

    Section 4.1  Organization and Good Standing..............................13
    Section 4.2  Authorization of Agreement..................................13
    Section 4.3  Governmental Authorization..................................14
    Section 4.4  Conflicts; Consents of Third Parties........................14


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    Section 4.5  Litigation..................................................14
    Section 4.6  Certain Fees................................................14
    Section 4.7  Solvency; Adequate Capitalization; Ability to Pay Debts.....15
    Section 4.8  Financial Ability...........................................15
    Section 4.9  Data Room...................................................15

ARTICLE V COVENANTS OF THE SELLER PARTIES....................................15

    Section 5.1  Noncompetition; Nonsolicitation.............................15
    Section 5.2  Confidentiality.............................................17
    Section 5.3  Public Announcements........................................17
    Section 5.4  Office Space/Lease..........................................17

ARTICLE VI COVENANTS OF THE PURCHASER........................................18

    Section 6.1  Confidentiality.............................................18
    Section 6.2  Public Announcements........................................18
    Section 6.3  Office Space................................................18

ARTICLE VII CLOSING DELIVERIES...............................................18

    Section 7.1  Deliveries by the Closing Parties to the Purchaser..........18
    Section 7.2  Deliveries by the Purchaser to the Seller Parties...........19

ARTICLE VIII SURVIVAL; INDEMNIFICATION.......................................19

    Section 8.1  Survival....................................................19
    Section 8.2  Indemnification.............................................20
    Section 8.3  Procedures for Third Party Claims...........................21
    Section 8.4  Procedures for Direct Claims................................21
    Section 8.5  Exclusive Remedy............................................22

ARTICLE IX MISCELLANEOUS PROVISIONS..........................................22

    Section 9.1  Entire Agreement............................................22
    Section 9.2  Governing Law...............................................22
    Section 9.3  Specific Performance........................................22
    Section 9.4  Expenses....................................................22
    Section 9.5  Offset......................................................22
    Section 9.6  Jurisdiction................................................23
    Section 9.7  Notices.....................................................23
    Section 9.8  Severability and Validity...................................24
    Section 9.9  Assignment..................................................25
    Section 9.10 Amendments..................................................25
    Section 9.11 Counterparts................................................25


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                               INDEX OF EXHIBITS

Exhibit A - Quota Share Retrocession Agreement

Exhibit B - Bill of Sale and Assignment Agreement

Exhibit C - Administrative Services Agreement

Exhibit D - Assignment of Reinsurance Recoverables and Other Receivables


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                               INDEX OF SCHEDULES

Schedule 1.1(a)   Reinsurance Contracts
Schedule 1.1(b)   Retained Assets
Schedule 1.1(c)   Transferred Assets
Schedule 2.2      Contracts
Schedule 2.3      Transferred Employees
Schedule 2.8      Closing Statement of Business
Schedule 3.2      Authorization and Performance - Exceptions
Schedule 3.4(a)   Consents, Approvals and Waivers
Schedule 3.4(b)   Permits, Waivers, Declarations, Filings and Notifications
Schedule 3.5      Changes to Business
Schedule 3.6      Contract Liabilities
Schedule 3.8      Governmental Notices and Violations of Law
Schedule 3.10(b)  Authorized Jurisdictions
Schedule 3.11     Employment Contracts
Schedule 3.12(a)  Reinsurance Contract Breaches
Schedule 3.12(b)  Reinsurance Contract Disputes
Schedule 4.4(a)   Consents Approvals and Waivers
Schedule 4.4(b)   Permits, Waivers, Declarations, Filings and Notifications
Schedule 5.1(e)   Amendment No. 2 to Employment Agreement


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                         TRANSFER AND PURCHASE AGREEMENT

            This Transfer and Purchase Agreement (this "Agreement"), dated as of May 16, 2002, is entered into by and among Trenwick Group Ltd., a company organized under the laws of Bermuda ("Trenwick"), LaSalle Re Limited, a company organized under the laws of Bermuda ("LaSalle Re" and together with Trenwick, the "Seller Parties"), and Endurance Specialty Insurance Ltd., a company organized under the laws of Bermuda (the "Purchaser").

                                    RECITALS:

            WHEREAS, the Purchaser desires to acquire from the LaSalle Re and LaSalle Re desires to sell to the Purchaser the exclusive right to renew certain contracts constituting the Business (as defined herein); and

            WHEREAS, in connection therewith, (i) LaSalle Re desires to transfer to the Purchaser and the Purchaser desires to acquire from LaSalle Re, certain assets relating to the Business, (ii) the Purchaser desires to hire all of the LaSalle Re employees set forth on Schedule 2.3 and (iii) LaSalle Re and the Purchaser desire to enter into the Quota Share Retrocession Agreement, the Bill of Sale and Assignment Agreement, the Administrative Services Agreement and the Assignment of Reinsurance Recoverables and Other Receivables, attached hereto as Exhibits A, B, C and D, respectively.

            NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, warranties, covenants and agreements set forth herein and in the Related Documents (as defined herein), the parties hereto hereby agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Definitions The following terms, when used in this Agreement, shall have the meanings set forth in this Section 1.1. The terms defined below shall be deemed to refer to the singular or plural, as the context requires.

            "Activity Report" has the meaning set forth in Section 2.8.

            "Administrative Services Agreement" shall mean the Administrative Services Agreement in the form attached hereto as Exhibit C.

            An "Affiliate" of any Person shall mean another Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise.

            "Agreement" shall mean this Transfer and Purchase Agreement, together with the exhibits and the disclosure schedules hereto.


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            "Assignment of Recoverables" shall mean the Assignment of
Reinsurance Recoverables and Other Receivables in the form attached hereto as Exhibit D.

            "Bill of Sale and Assignment Agreement" shall mean the Bill of Sale and Assignment Agreement in the form attached hereto as Exhibit B.

            "Books and Records" shall mean the originals or copies of all contracts, instruments, filings, customer lists and data (including, without limitation, data relating to Business Customers renewals and contract expirations and information concerning Business Customer identities, Business Customer performance, marketing and rating methodology), lists of all agents and brokers, administrative and pricing manuals, records (including, without limitation, claim records, sales records and underwriting records), and other materials relating to the Business, whether or not (i) stored in hardcopy form or on magnetic, optical or other media or (ii) in the possession of LaSalle Re; provided, however, that material in which LaSalle Re does not have sufficient proprietary right or interest that is in the possession of non-affiliated third parties shall not be deemed "Books and Records."

            "Business" shall mean the Reinsured Contracts and all of LaSalle Re's right, title and interest in the expiration and renewals of the Reinsured Contracts.

            "Business Customers" shall mean Reinsureds of the Reinsured Contracts, as set forth in Schedule 1.1(a).

            "Business Day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in Bermuda or in the State of New York in the United States of America are authorized or required by law to be closed.

            "Closing" and "Closing Date" have the meanings set forth in Section 2.11.

            "Closing Statement of Business" has the meaning set forth in Section 2.8.

            "Confidentiality Agreement" shall mean the Confidentiality Agreement between LaSalle Re and the Purchaser dated March 22, 2002.

            "Contract" shall have the meaning set forth in Section 2.2.

            "Damages" shall have the meaning set forth in Section 8.2.

            "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America (as such principles may change from time to time).

            "Governmental Body" shall mean any governmental, judicial or regulatory agency or entity or subdivision thereof with jurisdiction over the Seller Parties and any of the transactions contemplated by this Agreement.

            "Indemnified Party" and "Indemnifying Party" shall have the meanings set forth in Section 8.3.


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            "Knowledge" or "knowledge" shall mean (i) an individual will be considered to have "Knowledge" of a fact or matter if the individual is actually aware of the fact or matter; (ii) an entity will be considered to have "Knowledge" of a fact or matter if any individual who is serving, or who has at any time served, as a senior executive of such entity has, or at any time had, Knowledge of the fact or matter.

            "LaSalle Re" has the meaning set forth in the recitals to this Agreement.

            "Lease" has the meaning set forth in Section 5.4.

            "Lien" shall mean any mortgage, lien, security interest, pledge, lease or other charge or encumbrance of any kind, including, without limitation, the lien or retained security interest of a purchase money creditor or conditional vendor, and any easement, right of way or other encumbrance on title to real property, and any agreement to give any of the foregoing.

            "Material Adverse Change" or "Material Adverse Effect" shall mean, with respect to the Seller Parties, any change, effect, event, condition or development, occurrence or state of facts that has a material adverse effect on the Business or the ability of the Seller Parties to perform their obligations under this Agreement; provided, however, that any change, effect, event, condition or development, occurrence or state of facts resulting from or arising in connection with (i) this Agreement or the transactions contemplated hereby or the public announcement thereof, (ii) changes generally affecting the insurance or reinsurance industry, (iii) changes in economic or market conditions generally, (v) changes in laws, regulations, accounting principles, or regulations or policies of general applicability or (vi) changes resulting from actions or omissions of a party hereto taken with the prior written consent of the other parties in contemplation of this Agreement or the transactions contemplated by this Agreement shall not constitute a Material Adverse Effect for purposes of this Agreement.

            "Order" shall mean any applicable order, law, statute, regulation, rule, pronouncement, ordinance, bulletin, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Body applicable to the parties hereto, or any of their respective businesses, properties or assets.

            "Permit" means any approval, authorization, consent, registration, franchise, license, permit or certificate by any Governmental Body.

            "Person" shall mean any individual, company, corporation, estate, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or other entity.

            "Preliminary Closing Statement of Business" has the meaning set forth in Section 2.8.

            "Protected Business" shall mean property catastrophe reinsurance for Business Customers.

            "Purchaser" has the meaning set forth in the recitals to this Agreement.


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            "Reinsured Contracts" shall mean the Reinsured Contracts as set forth on Schedule 1.1 (a) attached hereto.

            "Reinsured" shall mean each named reinsured who is a party to an Reinsured Contract.

            "Related Documents" has the meaning set forth in Section 3.2.

            "Retained Assets" shall mean the assets listed on Schedule 1.1(b).

            "Retrocession Agreement" shall mean the Quota Share Retrocession Agreement in the form attached hereto as Exhibit A.

            "Sale Transaction" has the meaning set forth in Section 3.2.

            "Seller Parties" has the meaning set forth in the recitals to this Agreement.

            "Third Party Claims" shall have the meaning set forth in Section
8.3.

            "Transferred Assets" shall mean (i) the Business; (ii) the Books and Records; and (iii) the assets listed on Schedule 1.1(c) attached hereto; provided, however, that in no event shall "Transferred Assets" consist of any Retained Assets.

            "Transferred Employee" shall have the meaning set forth in Section 2.3.

            "Trenwick" has the meaning set forth in the recitals to this Agreement.

            Section 1.2 Interpretation. When a reference is made in this Agreement to an Article, Section, Exhibit, or Schedule, such reference shall be to an Article or Section of, or an Exhibit, or Schedule to, this Agreement unless otherwise indicated. The Article and Section headings and table of contents contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The words "hereof", "herein" and "hereunder" and the words or similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns.


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                                   ARTICLE II

                     SALE AND PURCHASE OF TRANSFER OF ASSETS

            Section 2.1 Sale and Purchase of Transferred Assets. At the Closing, LaSalle Re shall sell, assign, transfer, convey and deliver to the Purchaser, and the Purchaser shall purchase, acquire, accept and take assignment and delivery of, from LaSalle Re, all of the right, title and interest of LaSalle Re in and to the Transferred Assets. The sale, assignment and transfer of the Transferred Assets shall be effected by the Bill of Sale and Assignment Agreement, attached hereto as Exhibit B.

            Section 2.2 Assignment of Contracts. At the Closing, LaSalle Re shall assign and transfer to Purchaser all of LaSalle Re's right, title and interest in and to, and Purchaser shall take assignment of and assume, all leases of real property, equipment, machinery and other personal property and all licenses and/or other agreements with respect to software as set forth on
Schedule 2.2 (each, a "Contract"). The Seller Parties shall cooperate with the Purchaser after the Closing to obtain any consents required for the assignment of a Contract to the Purchaser. Responsibility for all amounts due under the Contracts relating to time shall be allocated between LaSalle Re and the Purchaser based on days elapsed and all amounts due under the Contracts relating to use shall be allocated between LaSalle Re and the Purchaser based on use, in both cases through the Closing Date. Amounts based on time shall be settled at the Closing and amounts based on use shall be settled when billed by the lessor.

            Section 2.3 Employees. At the Closing, the Purchaser shall extend offers of employment to all employees of LaSalle Re listed on Schedule 2.3 at salaries at least equal to their current salaries as set forth on Schedule 2.3, together with such other terms and conditions which the Purchaser deems appropriate. Such offer of employment shall begin on the Closing Date. Each employee who actually transfers to employment with the Purchaser on the Closing Date is hereafter referred to as a "Transferred Employee." As of the Closing Date, Transferred Employees shall become eligible to participate in the Purchaser's employee benefit plan. The Seller Parties shall remain responsible for all benefits and obligations under LaSalle Re's employee benefit plan with respect to the period prior to the Closing Date including severance, retirement, pension, vacation and other employee obligations and, shall retain all liabilities and obligations with respect to employees who are not Transferred Employees and any existing agreements between employees and LaSalle Re not contemplated by this Section 2.3, including, but not limited to, retention, deferred compensation, bonus and incentive agreements.

            Section 2.4 Retrocession Agreement. Concurrently with the execution and delivery of this Agreement, LaSalle Re and the Purchaser shall execute and deliver the Retrocession Agreement, attached hereto as Exhibit A. The premium to be paid for such reinsurance, less the applicable ceding commission shall be as set forth in the Retrocession Agreement and shall be payable at the Closing by LaSalle Re to the Purchaser in U.S. dollars by wire transfer of immediately available funds to the bank account specified by Purchaser to the Seller Parties.


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            Section 2.5 Administrative Services Agreement. Concurrently with the execution and delivery of this Agreement, LaSalle Re and the Purchaser shall execute and deliver the Administrative Services Agreement, attached hereto as Exhibit C.

            Section 2.6 Assignment of Recoverables. Concurrently with the execution and delivery of this Agreement, LaSalle Re and Purchaser shall execute and deliver the Assignment of Recoverables, attached hereto as Exhibit D.

            Section 2.7 Purchase Price. (a) The purchase price to be paid by the Purchaser to the Seller Parties in consideration of the transfer by the Seller Parties to the Purchaser of the Transferred Assets and the transfer by the Seller Parties and the assumption by the Purchaser of the Leases shall be:

            (i) a cash amount of three hundred fifty five thousand U.S. dollars ($355,000) representing the depreciated book value of the assets listed on
      Schedule 1.1(c) to be paid at the Closing;

            (ii) the Ceding Commission described in Section 4.1 of the Retrocession Agreement, entitled "Ceding Commission," to be paid and/or payable as set forth in Retrocession Agreement;

            (iii) the Renewal Commission described in Section 4.2 of the Retrocession Agreement, entitled "Renewal Commission," to be paid and/or payable as set forth in the Retrocession Agreement;

            (iv) the Profit-Sharing Commission described in Section 4.3 of the Retrocession Agreement, entitled "Profit-Sharing Commission," to be paid and/or payable as set forth in the Retrocession Agreement; and

            (v) a cash amount of five hundred thousand U.S. dollars ($500,000) to be paid in two (2) equal annual installments subject to and in accordance with the terms and conditions of the amended Employment Agreement referred to in Section 5.1 (e) (together with the amounts set forth in Section 2.7 (a) (i), (ii), (iii) and (iv), the "Purchase Price").

            (b) The portion of the Purchase Price to be paid by the Purchaser to the Seller Parties at the Closing shall consist of:

            (i) three hundred fifty five thousand U.S. dollars ($355,000) for the depreciated book value of the assets as set forth in Section 2.7 (a)
      (i);

            (ii) an advanced payment of eight million U.S. dollars ($8,000,000) to be applied against payments of Renewal Commissions described in Section
      4.2 of the Retrocession Agreement, as set forth in Section 2.7 (a) (iii);

            (iii) two hundred fifty thousand U.S. dollars ($250,000) for the first annual installment subject to and in accordance with the terms and conditions of the amended Employment Agreement as set forth in Section 2.7
      (a) (v).


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            The amounts set forth above in this Section 2.7 (b) shall be paid in
U.S. dollars by wire transfer of immediately available funds to the bank account specified by the Seller Parties to the Purchaser. The portion of the Purchase Price to be paid pursuant to Section 2.7 (a) (ii), (iii), (iv) and (v) shall be paid on the dates indicated in the relevant documents.

            (c) The portion of the Purchase Price to be paid by the Purchaser to the Seller Parties on May 30, 2002 shall consist of the Ceding Commission payable pursuant to Section 4.1 of the Retrocession Agreement as set forth in
Section 2.7 (a) (ii), which amount shall be equal to twenty-five percent (25%) of the difference between premiums collected and retrocessional premiums paid less advance for prepaid insurance as set forth in the Activity Report, attached hereto as part of Schedule 2.8, as revised by the Seller Parties, to be paid in U.S. dollars by wire transfer of immediately available funds to the bank account specified by the Seller Parties to the Purchaser.

            Section 2.8 Closing Statement of Business. (a) At the Closing, the Seller Parties shall deliver to the Purchaser a preliminary statement setting forth on a preliminary basis the unearned premium and other assets as well as liabilities of the Business being transferred to the Purchaser as of April 1, 2002 (the "Preliminary Closing Statement of Business"). The Preliminary Closing Statement of Business is attached hereto as Schedule 2.8. On May 17, 2002, the Seller Parties shall deliver to the Purchaser a preliminary statement setting forth on an estimated basis the premiums collected, losses paid, retrocessional premiums paid and retrocessional losses collected related to the Reinsured Liabilities during the period April 1, 2002 through May 17, 2002 (the "Activity Report"). The Activity Report is attached hereto as part of Schedule
2.8. The Seller Parties shall be entitled to revise the Preliminary Closing Statement of Business and the Activity Report, but must deliver the Preliminary Closing Statement of Business and the Activity Report as revised on or before May 30, 2002 (at which time they shall become, the "Closing Statement of Business"). Concurrently with the delivery by the Seller Parties to the Purchaser of the Closing Statement of Business the Seller Parties will pay the Purchaser an amount equal to the premiums collected less (x) retrocessional premiums paid, (y) losses paid and (z) the appropriate Ceding Commissions.

            (b) The Closing Statement of Business shall be binding and conclusive upon, and deemed accepted by, the Purchaser unless the Purchaser shall have notified the Seller Parties in writing within forty-five (45) days after the Closing. Any notice to the Seller Parties under this Section 2.8 (b) shall specify the items in the Closing Statement of Business which are being disputed. Any items not so disputed by the Purchaser shall be deemed agreed to by Purchaser.

            (c) If a notice of objection shall have been delivered to the Seller Parties pursuant to Section 2.8 (b), senior executives of the Purchaser and the Seller Parties shall, during the twenty (20) days following such delivery, use their reasonable best efforts to reach agreement on the disputed items. If they reach agreement, the Closing Statement of Business as agreed between them shall be the Closing Statement of Business for the purposes of Section 2.10 and the parties shall upon agreement make the transfers and payments called for by
Section 2.10. In the event that any item relating to the Closing Statement of Business remain in dispute between the Purchaser and the Seller Parties following the end of such period, an independent accounting firm mutually agreeable to the Purchaser and the Seller Parties (the "Third Party Accountant") shall review the Closing Statement of Business, the accounting records and any other materials


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prepared and presented by each of the Purchaser and the Seller Parties thereon and render a report thereon to the Purchaser and the Seller Parties. Based on such materials and determination, the Third Party Accountant shall prepare and deliver to the Purchaser and the Seller Parties an accounting of the net change to the Business as shown in the Closing Statement of Business that results from its review. Such accounting and determination by the Third Party Accountant shall be in writing and shall be binding and conclusive on the parties. The fees, costs and expenses of the Third Party Accountant shall be shared equally by the Purchaser and the Seller Parties.

            Section 2.9 No Liabilities. The parties hereby agree that, notwithstanding any other provision in this Agreement, the Retrocession Agreement, the Administrative Services Agreement or the Assignment of Recoverables to the contrary, unless the Closing Statement of Business lists the liabilities to be assumed by the Purchaser, all liabilities of the Business (other than Reinsured Liabilities, any liabilities arising under the Contracts on or after the Closing Date and those set forth on the Closing Statement of Business) remain with the Seller Parties and are the sole responsibility of the Seller Parties.

            Section 2.10 Post-Closing Adjustments. Within five (5) days of the delivery by the Third Party Accountant to the Purchaser and the Seller Parties of its determination of the Closing Statement of Business, the Seller Parties and the Purchaser shall each make such transfers and payments to the other under Sections 2.7 (b) and (c) as would have been required on the Closing Date with respect to Section 2.7(a)(i) and on May 30, 2002 with respect to Sections 2.7(a)(ii), (iii), (v) and (iv) had the Closing Statement of Business as determined by the Third Party Accountant been delivered on the Closing Date by the Seller Parties. The payment of any such amount shall be with interest from and including the Closing Date or May 30, 2002 as the case may be, up to but not including the date of payment accrued at the 90-Day Treasury Rate. The provisions of Section 8.2 (a) (x) shall not apply to such amounts.

            Section 2.11 Closing Date. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Baker & McKenzie 805 Third Avenue, New York, New York 10022 on May 16, 2002 or at such other place and at such other time and date as may be mutually agreed upon by the Purchaser and the Seller Parties. The date of the Closing is referred to in this Agreement as the "Closing Date."

            Section 2.12 Proceedings at Closing. All proceedings to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered.

                                  ARTICLE III

              REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES

            The Seller Parties hereby represent and warrant to the Purchaser as follows:

            Section 3.1 Organization and Good Standing. Each of the Seller Parties (i) is a corporation duly organized, validly existing and in good standing under the laws of the


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jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, (iii) has all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and (iv) is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, or is duly licensed to do business and is in good standing in each jurisdiction where such licensing is necessary, as the case may be, except, in the case of each of the clauses (i) through (iv), as would not have a Material Adverse Effect on the Business. Each of the Seller Parties has heretofore delivered or made available to the Purchaser true and complete copies of its certified charter and bylaws as in effect on the date hereof. No Seller Party is in violation of any of the provisions of its charter or bylaws with respect to the conduct of the Business.

            Section 3.2 Authorization of Agreement. Each of the Seller Parties has the requisite corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to be executed by it, in connection with the consummation of the transactions contemplated hereby (all such other agreements, documents, instruments and certificates being hereinafter referred to, collectively, as the "Related Documents," and the transaction contemplated by this Agreement and the Related Documents being hereinafter referred to, collectively, as the "Sale Transaction") and, except as set forth on Schedule 3.2, to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by each of the Seller Parties of this Agreement and of each Related Document to be executed by it has been duly authorized by all necessary corporate action on the part of the Seller Parties. This Agreement and each of the Related Documents has been duly executed and delivered by the Seller Parties, as applicable, and this Agreement and each of the Related Documents constitutes valid and legally binding obligations of each Seller Party signatory thereto, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            Section 3.3 Governmental Authorization. The execution, delivery and performance by the Seller Parties of this Agreement and the Related Documents to which such Seller Party is a party requires no action by or in respect of, or filing with, any Governmental Body on the part of the Seller Parties or any Affiliate thereof.

            Section 3.4 Conflicts; Consents of Third Parties. (a) Subject to receipt of the consents, approvals and waivers set forth on Schedule 3.4(a), the execution, delivery and performance by the Seller Parties of this Agreement and of the Related Documents and the consummation of the Sale Transaction will not
(i) conflict with or violate any provision of the certificate of incorporation or bye-laws (or equivalent organizational documents) of any Seller Party, (ii) conflict with, violate, result in the breach or termination of, or (after the giving of notice or the lapse of time or both) constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms under any Contract, Permit or Order to which any Seller Party is a party or by which it or any of its properties or assets is bound or subject, (iii) create or impose any Lien upon any of the Transferred Assets or (iv) constitute a violation of any law, except in the cases of (ii),
(iii) or (iv)
for any conflict, violation, breach, default, termination, acceleration, modification or Lien which would not reasonably be expected to materially impair the ability of the Seller Parties to effect the Closing.

            (b) No Permit or waiver of, declaration or filing with or notification to any Governmental Body is required on the part of the Seller Parties in connection with the execution, delivery or performance of this Agreement or of the Related Documents or the consummation of the Sale Transaction except for the Permits, waivers, declarations, filings and notifications set forth on Schedule 3.4(b).

            Section 3.5 Absence of Certain Changes. Except as disclosed in
Schedule 3.5 or to Purchaser in writing on or prior to the date hereof, since December 31, 2001 the Business has been conducted in the ordinary course consistent in all material respects with past practices (including, without limitation, with regard to underwriting, pricing and actuarial policies, practices and standards generally) and, to the extent relating to the Business, there has not been:

            (i) any event, claim, occurrence, development or state of circumstances of facts which has had or would reasonably be expected to have a Material Adverse Effect on the Business;

            (ii) any transaction or commitment made, or any contract or agreement entered into, by LaSalle Re (including the acquisition or disposition of any assets) or any relinquishment by LaSalle Re of any contract or other right, other than transactions and commitments in the ordinary course of business consistent in all material respects with past practices;

            (iii) any transaction by LaSalle Re involving the Transferred Assets other than in the ordinary course of business consistent in all material respects with past practice;

            (iv) (A) any entering into of any facultative reinsurance contract or (B) any commutation of any facultative reinsurance contract, or (C) any entering into or any commutation of any reinsurance treaty, by LaSalle Re, in any such case, other than in the ordinary course of business consistent in all material respects with past practice;

            (v) any material insurance transaction by LaSalle Re other than in the ordinary course of business consistent with past practice;

            (vi) any significant change by LaSalle Re in the compensation structure of, or benefits available to, any agent under a material agent contract or with respect to agent generally;

            (vii) any investment made in any assets of the Business which are Transferred Assets other than in the ordinary course of the Business consistent in all material respects with past practice; and

            (viii) any agreement or commitment (contingent or otherwise) by LaSalle Re to do any of the foregoing.

            Section 3.6 Contracts. Except as disclosed in Schedule 3.6 and except as provided in this Agreement, LaSalle Re has no liability pursuant to the Contracts other than as set forth in Schedule 3.6 and LaSalle Re is current on its payment obligations in connection with such Contracts. Each of the Contracts is in full force and effect and enforceable in accordance with its terms, subject to (i) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and the rights of creditors of insurance companies generally and (ii) general principles of equity (regardless of whether considered in a proceeding at law or in equity); no Seller Party has received any written notice or, to the Knowledge of the Seller Parties, oral notice, of cancellation or termination of, or any expression or indication of an intention or desire to cancel or terminate, any of the Contracts; no Contract is the subject of, or, to the Knowledge of the Seller Parties, has been threatened to be made the subject of, any arbitration, suit or other legal proceeding; with respect to any Contract which by its terms will terminate as of a certain date unless renewed or unless an option to extend such Contract is exercised, no Seller Party has received any written notice or, to the Knowledge of the Seller Parties, oral notice, or otherwise has any Knowledge, that any such Contract will not be so renewed or that any such extension option will not be exercised; and there exists no material event of default or occurrence, condition or act on the part of a Seller Party or, to the Knowledge of the Seller Parties, on the part of the other parties to the Contracts, which constitutes or would constitute (with notice or lapse of time or both) a material breach of or material default under any of the Contracts.

            Section 3.7 Litigation. There is no Legal Proceeding pending or, to the Knowledge of the Seller Parties, threatened (i) against or affecting the properties of LaSalle Re as regards the Business or the Transferred Assets, or
(ii) that questions the validity of this Agreement, any Related Document or any action taken or to be taken by the Seller Parties in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the Sale Transaction or which would reasonably be expected to materially impair the Seller Parties' ability to effect the Closing.

            Section 3.8 Compliance with Laws. Except as set forth on Schedule
3.8 or disclosed in writing to the Purchaser on or prior to the date hereof: (i) LaSalle Re has not received any written notice since January 1, 2001 from any Governmental Body alleging any material violation of any applicable law in the conduct of the Business or directing LaSalle Re to take any remedial action with respect to such applicable law and (ii) there are not presently existing circumstances that could reasonably be expected to result in any material violation of any applicable law relating to the Business.

            Section 3.9 Properties and Assets. LaSalle Re has good title to all of the Transferred Assets and none of such Transferred Assets are subject to any Liens. Upon Closing, the Purchaser will acquire good title to the Transferred Assets free and clear of all Liens other than those created by the Purchaser.

            Section 3.10 Regulatory Filings. (a) The Business is being conducted in compliance in all material respects with all applicable law, including, without limitation, all insurance laws, ordinances, rules, regulations, decrees and orders of any Governmental Body.

            (b) LaSalle Re has all Permits necessary to its conduct of the Business as it is currently conducted in each jurisdiction (as listed in Schedule 3.10(b)) in which the Seller Parties require such Permits. The Business has been and is being conducted in conducted in compliance, in all material respects, with all such Permits. All such Permits are in full force and effect, and there is no proceeding or investigation pending or, to the Knowledge of the Seller Parties, threatened which would reasonably be expected to lead to the revocation, amendment, failure to renew, limitation, modification, suspension or restriction of any such Permit.

            Section 3.11 Employee Matters. (a) LaSalle Re is in material compliance in all material respects with all applicable laws respecting employment and employment practices with respect to each of the employees listed in Schedule 2.3, and the terms and conditions of such employees' employment and wages and hours. LaSalle Re is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes within the past year, in each case, with respect to employees listed in Schedule 2.3. There is no labor strike, dispute, arbitration, grievance, slowdown, stoppage, organizational effort, dispute or proceeding by or with any employee listed in
Schedule 2.3 or any labor union pending or to the Knowledge of the Seller Parties threatened against LaSalle Re relating to any employee listed in
Schedule 2.3. LaSalle Re is not the subject of any pending written or, to the Knowledge of the Seller Parties, oral claim asserting that it has committed any unfair labor practice.

            (b) Except as set forth in Schedule 3.11, no employee listed in
Schedule 2.3 has any employment contract or other agreement, practice or arrangement by which such employee is employed on any basis other than as an "at will" employee or by which LaSalle Re is restricted in any manner from terminating the services of such employee at any time without penalty or payment.

            Section 3.12 Reinsured Contracts. (a) Except as set forth on
Schedule 3.12(a), all Reinsured Contracts are valid, binding, enforceable and in full force and effect and LaSalle Re is not in material breach of any provision thereof and no other party to such Reinsured Contract is in breach or, to the Knowledge of the Seller Parties, has threatened breach of any provision thereof. There is no event that has occurred which, with the passage of time or the giving of notice, or both, would create a default or breach by the Seller Parties.

            (b) Except as set forth in Schedule 3.12(b), none of the Reinsured Contracts has been voided or commuted prior to the date hereof and none of the Seller Parties or any reinsurer under any Reinsured Contract prior to the date hereof has given any written notice of termination, commutation, voidance or cancellation or, to the Knowledge of the Seller Parties, has threatened termination, commutation, voidance or cancellation with respect to any such Reinsured Contract, and there is no dispute under any Reinsured Contract between the parties thereto regarding the liability for any claim against the Seller Parties by the insureds that are covered by any Reinsured Contract.

            Section 3.13 Books and Records. The Books and Records are complete and accurate in all material respects and have been maintained in accordance with the Seller Parties' customary business practices with respect to the Business. The Seller Parties have heretofore made available to Purchaser copies of all of the material written underwriting and claim service policies, procedures and guidelines of the Seller Parties with respect to the Business.

            Section 3.14 Certain Fees. No Person other than Credit Suisse First Boston has acted on behalf of the Seller Parties in connection with the Sale Transaction and no other person is entitled to any payment from the Seller Parties in connection herewith.

            Section 3.15 Solvency; Adequate Capitalization; Ability to Pay Debts. Each Seller Party is and, prior to and after giving effect to the consummation of this Agreement and the Related Documents to be executed by the Seller Party will be solvent. No Seller Party is subject to any supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or investigation or inquiry which is reasonably likely to result in any such proceeding.

            Section 3.16 No Other Representations or Warranties. Except for the representations and warranties of the Seller Parties contained in this Agreement, neither of the Seller Parties, nor any other Person acting for the Seller Parties, makes any other representation or warranty, express or implied.

            Section 3.17 Disclosure. (a) The representations and warranties of the Seller Parties contained in this Agreement, the Retrocession Agreement, the Assignment of Reinsurance Recoverables and the Administrative Services Agreement are accurate and correct in all material respects.

            (b) Copies of any underlying documents listed or described in the Schedules referred to in this Agreement have heretofore been furnished to the Purchaser. All such documents furnished to the Purchaser are true and correct copies, and there are no amendments or modifications thereto, except as expressly noted in the Schedules in which such documents are incorporated.

                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

            The Purchaser hereby represents and warrants to the Seller Parties that:

            Section 4.1 Organization and Good Standing. The Purchaser (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted, and (iii) has all material governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted.

            Section 4.2 Authorization of Agreement. The Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and each Related

Document to be executed by the Purchaser and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by the Purchaser of this Agreement and each Related Document to be executed by the Purchaser has been duly authorized by all necessary corporate action on the part of the Purchaser. This Agreement and each of the Related Documents to be executed by the Purchaser has been duly executed and delivered by the Purchaser and this Agreement and each of the Related Documents to be executed by the Purchaser constitutes valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws relating to or affecting creditors' rights generally and to general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            Section 4.3 Governmental Authorization. The execution, delivery and performance by the Purchaser of this Agreement and the Related Documents to which the Purchaser is a party requires no action by or in respect of, or filing with, any Governmental Body on the part of the Purchaser or any Affiliate thereof.

            Section 4.4 Conflicts; Consents of Third Parties. (a) Subject to receipt of the consents, approvals and waivers set forth on Schedule 4.4(a), the execution, delivery and performance by the Purchaser of this Agreement and the Related Documents to be executed by the Purchaser and the consummation of the Sale Transaction will not (i) conflict with or violate any provision of the certificate of incorporation or bye-laws (or equivalent organizational documents) of the Purchaser; (ii) conflict with, violate, result in the breach or termination of, or (after the giving of notice or the lapse of time or both) constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms under any Contract, Permit or Order to which the Purchaser is a party or by which the Purchaser or any of its properties or assets is bound or subject; or (iii) constitute a violation of any law; except, in the cases of clauses (ii) and
(iii), for any conflict, violation, breach, default, termination, acceleration or Lien which would not reasonably be expected to materially impair the Purchaser's ability to effect the Closing.

            (b) No Permit or waiver of, declaration or filing with or notification to any Governmental Body is required on the part of the Purchaser in connection with the execution, delivery or performance of this Agreement or the Related Documents to be executed by the Purchaser or the consummation of the Sale Transaction except for the Permits, waivers, declarations, filings and notifications set forth on Schedule 4.4(b).

            Section 4.5 Litigation. There is no Legal Proceeding pending or, to the Knowledge of the Purchaser, threatened that questions the validity of this Agreement, any Related Documents or any action taken or to be taken by the Purchaser in connection with, or which seeks to enjoin or obtain monetary damages in respect of, the Sale Transaction, or which would reasonably be expected to materially impair the Purchaser's ability to effect the Closing.

            Section 4.6 Certain Fees. No person has acted on behalf of the Purchaser in connection with the Sale Transaction and no other person is entitled to any payment from the Purchaser in connection herewith.

            Section 4.7 Solvency; Adequate Capitalization; Ability to Pay Debts. The Purchaser is and, prior to and after giving effect to the consummation of this Agreement and the Related Documents to be executed by the Purchaser will be solvent. The Purchaser is not subject to any supervision, conservation, liquidation, rehabilitation, delinquency or similar proceeding, or investigation or inquiry which is reasonably likely to result in any such proceeding.

            Section 4.8 Financial Ability. The Purchaser has available to it sufficient to consummate the Sale Transaction and has provided the Seller Parties with satisfactory evidence thereof.

            Section 4.9 Data Room. The Purchaser has been allowed the opportunity to visit the Data Room and inspect and review the documents and information contained therein.

                                    ARTICLE V

                         COVENANTS OF THE SELLER PARTIES

            The Seller Parties hereby covenant and agree that:

            Section 5.1 Noncompetition; Nonsolicitation. (a) Each of the Seller Parties agrees that for the period from the Closing Date to July 02, 2004, neither it nor any of its Affiliates shall engage (for its own account or for the benefit of any other Person), directly or indirectly, as a principal or solely or jointly with others, or as stockholders or other owners in or of any Persons, in any business that establishes or has an office in Bermuda that (i) competes directly with the Protected Business or (ii) that underwrites, markets or provides support services for property catastrophe business in Bermuda.

            (b) Each of the Seller Parties further agrees that for the period from the Closing Date to July 02, 2004, neither it nor any of its Affiliates shall underwrite Protected Business; provided, however, to the extent any of the Seller Parties or any of their Affiliates presently underwrites Business other than in Bermuda which is covered by the Reinsured Contracts, the Seller Parties and their affiliates may continue to renew such business at the same level of participation.

            (c) Notwithstanding the requirements of Section 5.1 (b), the Seller Parties and their Affiliates shall be entitled from the Closing Date to July 02, 2004 to underwrite property catastrophe business with aggregate annual written premiums of U.S. $36.0 million, whether or not it is Protected Business, provided that it is not Business.

            (d) Notwithstanding any other provision of this Section 5.1 to the contrary, the Seller Parties and their Affiliates shall not be prohibited from
(i) making investments of assets in the ordinary course of business in entities that compete, directly or indirectly or through a subsidiary, with the Business, provided that each such investment is a passive investment where neither the Seller Parties nor any of their Affiliates (A) intends to or has the right to influence or direct the operation or management of any such entity or (B) is a participant with any other Person in any group with such intention or right;
(ii) making investments in the Purchaser and its Affiliates; (iii) managing investment funds that make investments in the ordinary course of business in such entities; (iv) acquiring or directly or indirectly merging with any business or

Person that includes operations the conduct of which by the Seller Parties would otherwise violate Section 5.1(a), provided that (A) such operations do not constitute the primary operations of such business or Person and (B) the Seller Party or its Affiliate, as applicable, sells or otherwise disposes of any such operations within 12 months of such acquisition (unless such 12-month period would terminate subsequent to the termination of the restrictions contained in this Section 5.1(d)); (v) competing with the Business in the event the Seller Parties directly or indirectly merges or consolidates with another entity which already competes with the Business at the time of such merger or consolidation and, after giving effect to such transaction, individuals who were members of the board of directors (or entity performing similar functions) of the Seller Parties immediately prior to the consummation of such transaction or who are otherwise designated by the Seller Parties constitute less than a majority of combined entity's board of directors (or entity performing similar functions) immediately after consummation of the transaction; or (vi) generally conducting or engaging in any business which does not compete with the Business.

            (e) Each of the Seller Parties agree that for the period from the Closing Date to July 02, 2004, neither it nor any of its Affiliates shall, directly or indirectly, solicit or attempt to employ any Transferred Employee. Notwithstanding the foregoing, the restrictions set forth in the immediately preceding sentence shall not apply to (i) any Person who contacts any Seller Party or any of its Affiliates on his or her own initiative without any direct or indirect solicitation by the Seller Party or any Affiliate of the Seller Party, (ii) any Person who contacts the Seller Parties or any Affiliate of the Seller Parties in response to general advertisements, searches or other broad-based hiring methods or (iii) individuals who choose to leave employment of, or are terminated by, Purchaser without the Seller Parties and any Affiliates of the Seller Parties having taken any action otherwise prohibited by this Section 5.1(e). LaSalle Re agrees to cause Amendment No. 2 dated May 16, 2002 attached hereto as Schedule 5.1(e) to the Amended and Restated Employment Agreement dated October 1, 1999, as amended on April 30, 2002, ("Employment Agreement") of Guy Hengesbaugh to be executed by LaSalle Re and Guy Hengesbaugh. LaSalle Re further agrees that it shall not amend the Employment Agreement and shall assign to the Purchaser the right to enforce the second sentence of paragraph 6(b) of the Employment Agreement (as amended by Amendment No. 2) in the name of LaSalle Re at Purchaser's own cost and expense; provided, however, Purchaser agrees to consult with the Seller Parties prior to bringing any suit, action or proceeding with respect to the enforcement of the Employment Agreement and; provided, further however, Purchaser agrees to indemnify the Seller Parties for any and all costs, liabilities or expenses arising or resulting from such enforcement.

            (f) The parties to this Agreement acknowledge that the covenants set forth in this Section 5.1 are an essential element of this Agreement and that, but for these covenants, the parties would not have entered into this Agreement. The parties to this Agreement acknowledge that this Section 5.1 constitutes an independent covenant and shall not be affected by performance or nonperformance of any other provision of this Agreement or any Related Documents by the parties.

            (g) The parties to this Agreement acknowledge that the type and periods of restriction imposed in the provisions of this Section 5.1 are fair and reasonable and are reasonably required for the protection of the parties. If any provision contained in this Section

5.1 shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Section 5.1, but this Section 5.1 shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. It is the intention of the parties that if any of the restrictions or covenants contained herein is held to cover a geographic area or to be for a length of time which is not permitted by applicable law, or in any way construed to be too broad or to any extent invalid, such provision shall not be construed to be null, void and of no effect, but to the extent such provision would be valid or enforceable under applicable law, a court of competent jurisdiction shall construe and interpret or reform this Section 5.1 to provide for a covenant having the maximum enforceable geographic area, time period and other provisions (not greater than those contained herein) as shall be valid and enforceable under such applicable law.

            Section 5.2 Confidentiality. (a) Each of the Seller Parties shall at all times comply with all of the terms of the Confidentiality Agreement, which shall terminate pursuant to its terms, and shall treat as confidential, keep secret and not use in the course of its business any information relating in any way to the affairs of the Purchaser (including, without limitation, information about processes, procedures, techniques, know-how and other similar proprietary and confidential information) and will not, without the prior written consent of the Purchaser, disclose, furnish or make known or accessible to or use for the benefit of any Person, any information of a confidential nature relating in any way to the Business, unless such information is otherwise publicly available or is required by any law or Order to which the Seller Party is bound or subject to be disclosed. Prior to any disclosure of information pursuant to this Section 5.2, the Seller Parties shall give reasonable prior notice to the Purchaser of such intended disclosure and, if requested by the Purchaser, shall use commercially reasonable efforts , at the Purchaser's sole expense, to obtain a protective order or similar protection for the Purchaser.

            (b) Each of the Seller Parties shall use reasonable best efforts to enforce any provisions relating to confidentiality with respect to the Business found in any employment contracts with its former employees who are not Transferred Employees.

            Section 5.3 Public Announcements. The Seller Parties agree to consult with the Purchaser before issuing any press release or making any public statement with respect to this Agreement or the Related Documents or the transactions contemplated hereby or thereby and, except as may be required by applicable law, will not make any such public statement prior to such consultation.

            Section 5.4 Office Space/Lease. The Seller Parties agree to make available to the Purchaser use of its office space in Hamilton, Bermuda which is the subject of a real property lease (the "Lease") for the period from the Closing Date to the date consent is received from the Lessor and the Purchaser will reimburse the Seller Parties for all of its out-of-pocket expenses for the office space, including rent; provided, however, Purchaser shall vacate such office space at any time at the written request of the Seller Parties on sixty
(60) days prior written notice. Each of the Seller Parties further agrees to use its reasonable best efforts to obtain from the Lessor, consent to the assignment to the Purchaser of all LaSalle Re's rights, title and interest in the Lease with respect to LaSalle Re's office space in Hamilton, Bermuda.

                                   ARTICLE VI

                           COVENANTS OF THE PURCHASER

            The Purchaser hereby covenants and agrees that:

            Section 6.1 Confidentiality. The Purchaser shall at all times comply with all of the terms of the Confidentiality Agreement, which shall terminate pursuant to its terms, and shall treat as confidential, keep secret and not use in the course of its business any information relating in any way to the affairs of the Seller Parties (including, without limitation, information about processes, procedures, techniques, know-how and other similar proprietary and confidential information) and will not, without the prior written consent of the Seller Parties, disclose, furnish or make known or accessible to or use for the benefit of any Person, any information of a confidential nature relating in any way to the Business, unless such information is otherwise publicly available or is required by any law or Order to which the Purchaser is bound or subject to be disclosed. Prior to any disclosure of information pursuant to this Section 6.1, the Purchaser shall give reasonable prior notice to the Seller Parties of such intended disclosure and, if requested by the Seller Parties, shall use commercially reasonable efforts, at the Seller Parties' sole expense, to obtain a protective order or similar protection for the Seller Parties.

            Section 6.2 Public Announcements. The Purchaser agrees to consult with the Seller Parties before issuing any press release or making any public statement with respect to this Agreement or the Related Documents or the transactions contemplated hereby or thereby and, except as may be required by applicable law, will not make any such public statement prior to such consultation.

            Section 6.3 Office Space. The Purchaser agrees to make available to Ginette Handfield office space in Hamilton, Bermuda for the period from the Closing Date through December 31, 2002 and the Seller Parties will reimburse the Purchaser for their proportionate share of the out-of-pocket expenses for the office space, including rent, at a cost not to exceed the per square foot rental expense under the Lease. The Purchaser and the Seller Parties shall use their joint reasonable best efforts to find temporary office space in Hamilton, Bermuda for two (2) employees of LaSalle Re who are not Transferred Employees. The Purchaser further agrees to use its reasonable best efforts to cooperate with Seller Parties in obtaining from the Lessor, consent to the assignment to the Purchaser of all LaSalle Re's rights, title and interest in the Lease with respect to LaSalle Re's office space in Hamilton, Bermuda.

                                   ARTICLE VII

                               CLOSING DELIVERIES

            Section 7.1 Deliveries by the Closing Parties to the Purchaser. At the Closing, the Seller Parties shall deliver to the Purchaser:

            (a) confirmation of wire transfers of immediately available funds to Purchaser in the amount set forth in Section 2.4;

            (b) a copy of the executed Retrocession Agreement referred to in
Section 2.4;

            (c) a copy of the executed Administrative Services Agreement referred to in Section 2.5;

            (d) a copy of the amended Employment Agreement referred to in
Section 5.1 (e).

            (e) a certificate of a duly authorized officer of each of the Seller Parties, dated the Closing Date, setting forth the resolutions of the board of directors of the Seller Parties authorizing the execution and delivery of this Agreement and the Related Documents and the consummation of the Sale Transaction, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date; and

            (f) a certificate of the Secretary or an Assistant Secretary of each of the Seller Parties attesting to the incumbency and signature of each officer of the Seller Parties who shall execute this Agreement or any other Related Document.

            Section 7.2 Deliveries by the Purchaser to the Seller Parties. At the Closing, the Purchaser shall deliver to the Seller Parties the following:

            (a) confirmation of wire transfers of immediately available funds to the Seller Parties, in the amount set forth Section 2.5;

            (b) a copy of the executed Retrocession Agreement referred to in
Section 2.4;

            (c) a copy of the executed Administrative Services Agreement referred to in Section 2.5;

            (d) a certificate of a duly authorized officer of the Purchaser, dated the Closing Date, setting forth the resolutions of the board of directors of the Purchaser authorizing the execution and delivery of this Agreement and each Related Document to be executed by the Purchaser and the consummation of the Sale Transaction, and certifying that such resolutions were duly adopted and have not been rescinded or amended as of the Closing Date; and

            (e) a certificate of the Secretary or an Assistant Secretary of the Purchaser attesting to the incumbency and signature of each officer of the Purchaser who shall execute this Agreement or any other Related Document.

                                  ARTICLE VIII

                            SURVIVAL; INDEMNIFICATION

            Section 8.1 Survival. The representations and warranties of the parties hereto contained in this Agreement, any Related Document or in any certificate or other writing delivered pursuant to or in connection with this Agreement or any Related Document shall survive the Closing until two (2) years after the Closing Date. Notwithstanding the preceding sentence, any representation or warranty in respect of which indemnity may be sought under this Agreement shall survive beyond the time at which it would otherwise terminate pursuant to the preceding sentence, if notice of the inaccuracy or breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to the scheduled termination of such representation or warranty, as applicable. The covenants and agreements of the parties (including, without limitation, the covenants and agreements of the parties set forth in this Article VIII) contained in this Agreement or in any Related Document shall survive indefinitely, except to the extent expressly provided otherwise herein or therein.

            Section 8.2 Indemnification. (a) The Seller Parties hereby indemnify the Purchaser and its Affiliates against and agree to hold each of them harmless from any and all damage, loss, liability and expense (including, without limitation, reasonable attorneys' fees and reasonable expenses of investigation in connection with any action, suit or proceeding) ("Damages"), incurred or suffered by Purchaser or any Affiliate of Purchaser, arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Seller Parties pursuant to this Agreement or (ii) any claim by any present or former employee of a Seller Party or Affiliate thereof, which arises under local statute, regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any policy, agreement, understanding or promise, written or oral, formal or informal, between a Seller Party or Affiliate thereof and such present or former employee, which arose out of any action, event or omission that occurred (or in the case of omissions, failed to occur) prior to the Closing except any action, event or omission of the Purchaser or any of its Affiliates; provided, however, that Seller Parties shall not be liable under this Section 8.2 (a) for any misrepresentation or breach of warranty (x) unless the aggregate amount of Damages with respect to all misrepresentations and breaches of warranties referred to in this Section 8.2 (a) exceeds U.S. $500,000 (and then only to the extent of such excess) and (y) in an amount exceeding seventy-five percent (75%) of the Purchase Price.

            (b) Purchaser hereby indemnifies the Seller Parties and their Affiliates against and agrees to hold each of them harmless from any and all Damages incurred or suffered by Seller Parties or any of its Affiliates arising out of (i) any misrepresentation or breach of warranty, covenant or agreement made or to be performed by Purchaser pursuant to this Agreement, (ii) the enforcement of their rights under this Section 8.2, (iii) the operation of the Business following the Closing, (iv) any action (or failure to act) by Purchaser, in violation of applicable law, with respect to the hiring or terms of employment of any person who is an employee of LaSalle Re immediately before the Closing Date, or (v) any claim by any present or former employee of a Seller Party or Affiliate thereof, including, without limitation, the Transferred Employees, which arises under federal, state or local statute, regulation or ordinance, under the common law or in equity (including any claims for wrongful discharge or otherwise), or under any employee benefit plan or program of the Purchaser or any Affiliate of the Purchaser, or under any policy, agreement, understanding or promise, written or oral, formal or informal, between the Purchaser or an Affiliate thereof and such present or former employee, which arose out of any action, event or omission that occurred (or, in the case of omissions, failed to occur) following the Closing.

            (c) Required payments by any Indemnifying Party (as hereinafter defined) pursuant to this Article VIII shall be limited to the amount of any Damages that remains after deducting therefrom (i) any insurance proceeds recoverable by any Indemnified party (less any increase in premium reasonably related to the incurrence of such Damages) and (ii) any indemnity, contribution or other similar payment recoverable by any Indemnified Party from any third party, in each case with respect to such Damages. The Indemnified Party shall use commercially reasonable efforts to collect all such insurance proceeds and indemnity, contribution and other similar payments.

            Section 8.3 Procedures for Third Party Claims. (a) The party seeking indemnification under Section 8.2 (the "Indemnified Party") agrees to give prompt notice (in accordance with Section 9.7) to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of any claim, or the commencement of any suit, action or proceeding in respect of which indemnity may be sought under Section 8.2 (the "Third Party Claims"). Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve any Indemnifying Party from any Liability which it may have to such Indemnified Party with respect to any claim made pursuant to this Section 8.3, except to the extent such failure shall actually prejudice an Indemnifying Party. In the event of the assertion of any claim or the commencement of any suit, action or proceeding in respect of which indemnity would be sought by the Indemnified Party but for the fact that the notice of such claim, suit, action or proceeding was sent to the Indemnifying Party, the Indemnifying Party shall give prompt notice to the Indemnified Party of such claim, suit, action or proceeding.

            (b) Upon receipt of notice from the Indemnified Party pursuant to
Section 8.3 (a), the Indemnifying Party will have the right to, subject to the provisions of Section 8.3 (c), assume the defense and control of such Third Party Claims. In the event the Indemnifying Party assumes the defense of a Third Party Claim, the Indemnified Party shall have the right but not the obligation to participate in the defense of such Third Party Claim with their own counsel and at their own expense and the Indemnifying Party will cooperate with the Indemnified Party. Any election by an Indemnifying Party not to assume the defense of a Third Party Claim must be received by the Indemnified Party reasonably promptly following its receipt of the Indemnified Party's notice delivered pursuant to Section 8.3 (a). If the Indemnifying Party elects to assume the defense of a Third Party Claim, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party; shall take all steps necessary in the defense or settlement of such Third Party Claims; and shall at all times diligently and promptly pursue the resolution of such Third Party Claims. The Indemnified Party shall, and shall cause each of their Affiliates and representatives to, cooperate fully with the Indemnifying Party in the defense of any Third Party Claim defended by the Indemnifying Party.

            Section 8.4 Procedures for Direct Claims. In the event any Indemnified Party shall have a claim for indemnity against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver notice of such claim with reasonable promptness to the Indemnifying Party. Such notice referred to in the preceding sentence shall state the relevant facts and include therewith relevant documents and a statement in reasonable detail as to the basis for the indemnification sought. The failure by any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any Liability that it may have to such Indemnified Party with respect to any claim made pursuant to this Section 8.4, it being understood that notices for claims in respect of a breach of a representation or warranty must be delivered prior to the expiration of the survival period for such representation or warranty.

            Section 8.5 Exclusive Remedy. The parties hereto expressly acknowledge that (i) the provisions of this Article VIII shall be the sole and exclusive remedy for Damages caused as a result of breaches of the representations and warranties contained in this Agreement and (ii) no Indemnifying Party shall be liable for punitive or treble Damages in connection with any action, suit or proceeding brought by Purchaser against one or more Seller Parties or by one or more Seller Parties against Purchaser.

                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

            Section 9.1 Entire Agreement. This Agreement, the Confidentiality Agreement and the Related Documents including all Schedules and Exhibits attached hereto and thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no agreements, restrictions, promises, representations, warranties, covenants, undertakings, other than those set forth herein. This Agreement supercedes all prior agreements and understandings between the parties with respect to such subject matters.

            Section 9.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda, without regard to the conflict of laws principles thereof.

            Section 9.3 Specific Performance. The parties recognize and agree that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, each party agrees that, in addition to any other available remedies, each other party shall be entitled to seek an injunction in any Bermuda court restraining any violation or threatened violation of any of the provisions of this Agreement without the necessity of posting a bond or other form of security. In the event that any action should be brought in equity to enforce any of the provisions of this Agreement, no party will allege, and each party hereby waives the defense, that there is an adequate remedy at law.

            Section 9.4 Expenses. Each of the parties hereto shall bear its own expenses (including, without limitation, fees and disbursements of its counsel, accountants and other experts and those acting on its behalf pursuant to Sections 3.14 and 4.6) incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Agreement, the Related Documents and the consummation of the Sale Transaction.

            Section 9.5 Offset. Any debts or credits incurred on and after the date hereof in favor of or against either the Seller Parties or the Purchaser with respect to this Agreement, the Administrative Services Agreement and the Retrocession Agreement are deemed mutual debts or credits, as the case may be, and shall be set off, and only the balance and shall be allowed or paid.

            Section 9.6 Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Bermuda for purposes of enforcing this Agreement. In any such action, suit or other proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise any claim that it is not subject to the jurisdiction of the above court, that such action, suit or other proceeding is not subject to the jurisdiction of the above court, that such action, suit or other proceeding is brought in an inconvenient forum or that the venue of such action, suit or other proceeding is improper. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. The parties agree that any process or other paper to be served in connection with any action or proceeding under this Agreement shall, if delivered, sent or mailed in accordance with Section 9.7 of this Agreement, constitute good, proper and sufficient service thereof. The parties recognize that they have entered into the Retrocession Agreement and the Administrative Services Agreement, which each contains an arbitration clause. The parties hereby agree that any issue that could be subject to legal proceedings under this Agreement (including but not limited to proceedings for relief under Section 9.3), but which also falls within the scope of the arbitration clause of either the Retrocession Agreement or the Administration Services Agreement, shall be resolved in arbitration under such agreements or agreements. Until such issue has been finally resolved pursuant to the arbitration clause of such agreement or agreements, no legal proceedings or court action involving such issue may be brought by any party under this Agreement (including but not limited to proceedings for relief under Section 9.3) and any court action that may have been brought shall be immediately stayed pending such resolution.

            Section 9.7 Notices. All notices, requests, claims, demands and other communications to be given under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission (which is confirmed) or sent by overnight courier (providing proof of delivery) or by registered or certified mail (postage prepaid, return receipt requested), to the other party at the following address (or at such other address for a party as shall be specified by like notice):

            (a) If to the Seller Parties, to:

                Trenwick Group Ltd.
                25 Church Street
                Hamilton HM 11
                Bermuda
                Attention: James F. Billett, Jr.
                Telephone: (441) 292-4985
                Facsimile: (441) 292-2656

                with copies to:

                Trenwick America Corporation
                One Canterbury Green
                Stamford, Connecticut 06901
                Attention:  John Del Col
                Telephone:  (203)-602-3074
                Facsimile:  (203) 921-5536

                and

                Baker & McKenzie
                805 Third Avenue
                New York, New York  10022
                Attention:  James R. Cameron, Esq.
                Telephone:  (212) 891-3930
                Facsimile:  (212) 891-3835

            (b) If to the Purchaser, to:

                Endurance Specialty Insurance Ltd.
                Crown House
                4 Par-la-ville Road
                Hamilton HM 08
                Bermuda
                Attention:  James Kroner
                Chief Investment Officer
                Telephone:  (441) 278-0430
                Facsimile:  (441) 278-0401

                with a copy to:

                Skadden, Arps, Slate, Meagher & Flom LLP
                Four Times Square
                New York, New York  10036
                Attention:  Robert J. Sullivan, Esq.
                Telephone:  (212) 735-3000
                Facsimile:  (212) 735-2000

            Section 9.8 Severability and Validity. The provisions set forth in this Agreement are severable. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any jurisdiction or against its regulatory or public policy, the remainder of this Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any term, provision, covenant or restriction is invalid, void or unenforceable or against the regulatory or public policy of the governing jurisdiction, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Agreement are fulfilled to the extent possible.

            Section 9.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party to this Agreement without the prior written consent of the other party hereto; provided, however, notwithstanding the foregoing, the Purchaser may assign this Agreement to an Affiliate with an A.M. Best credit rating equivalent to that of the Purchaser.

            Section 9.10 Amendments. This Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Agreement signed by each of the parties hereto.

            Section 9.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties to this Agreement and delivered to the other parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    TRENWICK GROUP LTD.

                                    By: \s\ James F. Billett, Jr.
                                       -----------------------------------------
                                    Name:    James F. Billett, Jr.
                                    Title:   Chairman, President and
                                             Chief Executive Officer


                                    LASALLE RE LIMITED

                                    By: \s\ Guy D. Hengesbaugh
                                       -----------------------------------------
                                    Name:  Guy D. Hengesbaugh
                                    Title: President and Chief Executive Officer


                                    ENDURANCE SPECIALTY INSURANCE LTD.

                                    By: \s\ Kenneth J. LeStrange
                                       -----------------------------------------
                                    Name:  Kenneth J. LeStrange
                                    Title: Chief Executive Officer